UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

Lifevantage Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment and Departure of Certain Officers

On August 1, 2012, Lifevantage Corporation (the “Company”) entered into an employment agreement with David Colbert (the “Employment Agreement”), pursuant to which Mr. Colbert will replace Carrie McQueen as the Company’s Chief Financial Officer. As was previously disclosed on an earnings call, Ms. McQueen has informed the Company of her decision not to relocate to Utah and, as a result, the Company has decided to terminate Ms. McQueen’s employment with the Company without cause. Ms. McQueen’s employment with the Company will continue under her employment agreement until such time as the Company enters into a consulting agreement with Ms. McQueen as provided for in her employment agreement. Under the terms of the consulting agreement, Ms. McQueen will assist the Company in promoting a smooth transition of her duties to Mr. Colbert. The press release announcing Mr. Colbert’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Employment Agreement, the Company agreed to pay Mr. Colbert an annual base salary of $310,000. The Employment Agreement also provides that he is eligible to participate in the Company’s annual incentive plan at the officer level effective as of the effective date of the Employment Agreement. Any such incentive bonus will be paid to him during the first three months of the fiscal year that follows the applicable performance fiscal year. The incentive bonus, if any, will be deemed to have been earned on the date of payment of such bonus and Mr. Colbert must be employed through the date of payment in order to receive the incentive bonus. The Employment Agreement also provides that Mr. Colbert will be granted restricted stock under the Company’s 2010 Long Term Incentive Plan in the amount of 82,000 shares of the Company’s common stock effective as of the effective date of the Employment Agreement. The Company and Mr. Colbert will enter into a restricted stock grant agreement prescribed by the Company that will provide the terms and conditions of the restricted stock grant. The restricted stock award will vest as to 20,500 shares upon each of the first four year anniversaries of the date of grant, provided that Mr. Colbert is still employed with the Company on each vesting date. The restricted stock grant will be subject to the terms of the Company’s 2010 Long-Term Incentive Plan.

Mr. Colbert’s employment with the Company is at-will and either he or the Company can terminate his employment at any time and for any reason or for no reason, in each case subject to the terms and provisions of the Employment Agreement. Upon termination of employment for any reason, Mr. Colbert will receive payment or benefits from the Company covering the following: (i) all unpaid salary and unpaid vacation accrued through the date of termination of employment, (ii) any payments/benefits to which he is entitled under the express terms of any applicable Company employee benefit plan, (iii) any unreimbursed business expenses, and (iv) his then outstanding equity compensation awards as governed by their applicable terms. The payments and benefits described in the immediately preceding clauses “(i)” through “(iv)” are referred to collectively as the “Accrued Pay.”

If Mr. Colbert voluntarily terminates his employment, if the Company terminates Mr. Colbert’s employment for “cause” (as defined in the Employment Agreement) or if his employment terminates due to his disability (as defined in the Employment Agreement), death or presumed death, then he or his estate will be entitled to receive only the Accrued Pay.

If the Company terminates Mr. Colbert’s employment without cause, he will be asked to execute and deliver to the Company a separation agreement that will provide, among other things, a release of all claims against the Company and a covenant not to sue the Company. So long as Mr. Colbert executes and does not revoke the separation agreement, and he remains in full compliance with its terms, he will be entitled to (i) the Accrued Pay, and (ii) payments equal in the aggregate to his then annualized base salary. The payments referred to in the immediately preceding clause “(ii)” will be paid in substantially equal monthly installments over the 12 month period following the date of termination of employment, except that the first payment (in an amount equal to two months of base salary) will be made on the 60th day following the date of termination of employment.

If, within 12 months after the occurrence of an event constituting a change in control (as defined in the Employment Agreement), Mr. Colbert’s employment terminates for any reason other than for cause, disability, death, presumed death or voluntary termination, then the Company will pay Mr. Colbert the payments and benefits described in the paragraph above as if his employment was terminated without cause, and unless otherwise provided in the applicable option agreement or award agreement, all stock options and other stock-based awards granted to Mr. Colbert will immediately accelerate and become exercisable or non-forfeitable as of the date of the change in control, and he will be entitled to any other rights and benefits with respect to stock-related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument under which such options or awards were granted.

The description of the terms and provisions of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the actual Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Prior to joining the Company, Mr. Colbert, age 43, was the Vice President and Chief Financial Officer of Park City Group, Inc., a publically held software-as-a-service company. Prior to joining Park City Group, Inc. in July 2010, Mr. Colbert was co-founder, Chief Financial Officer and Vice President of Operations for Sendside Networks, Inc., a privately held software-as-a-service company. Earlier in his career, Mr. Colbert spent 14 years with Kimberly-Clark Corporation, a Standard & Poor’s 500 company, where he held various positions of increasing responsibility in finance, accounting and strategic planning. In his final Kimberly-Clark role, Mr. Colbert was responsible for all accounting, reporting and strategic analysis for a wholly-owned subsidiary. Mr. Colbert holds a Bachelors degree in Finance and Marketing from the University of Iowa and an MBA from Emory University.

There is no arrangement or understanding between Mr. Colbert and any other person pursuant to which he was selected as an officer of the Company. Mr. Colbert has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Colbert or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Employment agreement by and between David Colbert and Lifevantage Corporation effective as of August 1, 2012.

99.1	Press release issued by the Company on August 6, 2012.

*	Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2012	Lifevantage Corporation

	By:	/s/ Rob Cutler
Rob Cutler
General Counsel